Exhibit 10.01

Execution Version

Total Energies Nouvelles Activités USA

24 Cours Michelet

92800 Puteaux

France

February 11 2016

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attention: Mr. John Melo, President & CEO

RE: Amending the Letter Agreement regarding Restructuring of Total Amyris BioSolutions B.V.

Amyris, Inc., a Delaware corporation (“Amyris”), and Total Energies Nouvelles Activités USA (formerly known as Total Gas & Power USA, SAS), a société par actions simplifiée organized under the laws of the Republic of France (“TENA”), executed that certain letter agreement, dated July 26, 2015, regarding the restructuring of Total Amyris BioSolutions B.V. (the “Letter Agreement”), to which the parties hereby make, effective as of the date hereof, the changes set forth below.

1.	Adjusted Date for Closing. Reference in the first sentence of the second paragraph of the Letter Agreement to “On or before September 18, 2015” is hereby amended to read “On or before February 29, 2016”.

2.	Adjust the Consideration Owed for Amyris’s TAB Shares. Reference in clause 7 of the Letter Agreement to “Amyris to sell to TENA, and TENA to acquire from Amyris, 200 ordinary shares in TAB in exchange for (i) USD 5 million in principal amount of 1.5% convertible notes due 2017 (the “R&D Notes”), (ii) the accrued and unpaid interest on all USD 75 million in principal amount of R&D Notes outstanding prior to Closing, (iii) the EUR 50,000 in principal amount of the Class A Note, and (iv) the accrued and unpaid interest on the Class A Note by:” is hereby amended to read: “Amyris to sell to TENA, and TENA to acquire from Amyris, 200 ordinary shares in TAB in exchange for TENA’s waiver and forgiveness of (i) US$1,300,751.86 in principal amount of the 1.5% senior secured convertible notes due on March 1, 2017 (the “R&D Notes”) that remain outstanding as of the Closing, (ii) the interest that is accrued and unpaid as of the Closing on all R&D Notes, including the $2,828,944.92 of such interest that was outstanding as of July 29, 2015, (iii) the EUR 50,000 in principal amount of the Class A Note, and (iv) the accrued and unpaid interest on the Class A Note by:”.

3.	Issue a New Note for the Remaining $3.7 Million Principal Balance of the R&D Notes. A new bullet point is added at the end of clause 7 of the Letter Agreement: “○ To satisfy its obligation in clause 7(i) above, TENA shall surrender to Amyris the remaining R&D Note of US$5,000,751.86 in principal amount, and Amyris shall execute and make available for delivery to TENA, without service charge, a new, unsecured senior convertible note, containing substantially similar terms and conditions, in the principal amount of US$3,700,000.”

Capitalized terms used herein and not defined shall have the meanings given to such terms in the Letter Agreement. Except as specifically provided in this document, the terms and conditions of the Letter Agreement shall remain in full force and effect. Together, the Letter Agreement and this document constitute the entire agreement between the Parties with respect to the subject matter, and supersede any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter, including the parties’ letter agreement dated October 12, 2015. To the extent of any conflict between the Letter Agreement and this document, this document shall supersede and govern. This document may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,

Total ENERGIES NOUVELLES ACTIVITÉS USA

By:	/s/ Bernard Clement
Name: Bernard Clement
Title: President

Agreed to and accepted as of
the date first written above:

Amyris, Inc.

By:
Name: John Melo
Title: President & CEO

constitute the entire agreement between the Parties with respect to the subject matter, and supersede any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter, including the parties’ letter agreement dated October 12, 2015. To the extent of any conflict between the Letter Agreement and this document, this document shall supersede and govern. This document may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,

Total ENERGIES NOUVELLES ACTIVITÉS USA

By:
Name: Bernard Clement
Title: President

Agreed to and accepted as of
the date first written above:

Amyris, Inc.

By:	/s/ John Melo
Name: John Melo
Title: President & CEO